EXHIBIT 10.1


                 SECOND AMENDMENT OF CREDIT AGREEMENT

     THIS SECOND AMENDMENT OF CREDIT AGREEMENT (this "Amendment"), dated as of March 31, 2002, is by and among SANTA BARBARA PARTNERS, an Oklahoma general partnership ("SBP"), and HALLADOR PETROLEUM, LLP, a Colorado limited partnership ("Hallador"), and U.S. BANK NATIONAL
ASSOCIATION, a national banking association (herein called "USB"). SBP and Hallador are herein collectively called "Borrowers".

                              RECITALS

      A. Borrowers and USB are parties to a Credit Agreement dated as of March 10, 1999, as amended (as so amended, the "Credit Agreement"), setting forth the terms upon which USB would make advances to Borrowers and issue letters of credit at the request of Borrowers and by which such advances and letters of credit would be governed and repaid. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

      B. Borrowers and USB desire that this Amendment be executed and delivered in order to amend certain terms and provisions of the Credit Agreement.

                              AMENDMENT

     NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


     1. Credit Agreement. The Credit Agreement shall be, and hereby is, amended as follows, effective as of the date hereof:

         (a)  The definition of "Borrowing Base (Oil and Gas)" in Section
1.1 on page 2 of the Credit Agreement shall be deleted and the following shall be substituted therefore:

              "Borrowing Base (Oil and Gas)" means, at any time prior to the Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by USB in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as USB customarily uses as to borrowing-base oil and gas loans at the time such termination is made; provided that the Borrowing Base
     (Oil and Gas) for the time period from April 1, 2002 through the date that the October 31, 2002 redetermination of the Borrowing Base (Oil and Gas) becomes effective shall be $2,200,000, unless Borrowers and USB hereafter mutually agree upon a different amount or unless the Borrowing Base (Oil and Gas) is redetermined pursuant to Section 2.10 below prior to such date.

         (b) The definition of "Borrowing Base Period" in Section 1.1 on page 2 of the Credit Agreement shall be deleted and the following shall be substituted therefore:

              "Borrowing Base Period" means each six-month time period beginning May 1 or November 1 of each year until the Maturity Date.

          (c) The definition of "Commitment Amount (Oil and Gas)" in the Section 1.1 on page 3 of the Credit Agreement shall be deleted and the following shall be substituted therefore:

                "Commitment Amount (Oil and Gas)" means, at any time, the least of: (a) $2,200,000, (b) the Borrowing Base (Oil and Gas) at the time, or (c) such lesser amount as may be elected by Borrowers in accordance with the provisions of Section 2.10 below.

          (d) The following new definition shall be inserted in alphabetical order in Section 1.1 on page 5 of the Credit Agreement:

                "LIBOR Spread" means, with respect to any LIBOR Tranche, the following: (a) if the Loan Usage is less than 50 percent as of the close of business of the first day of the LIBOR Interest Period for such LIBOR Tranche, 1.75 percentage points per annum; (b) if the Loan Usage is greater than or equal to 50 percent as of the close of business on the first day of the LIBOR Interest Period for such LIBOR Tranche, 2.25 percentage points per annum.

          (e) The following new definition shall be interested in alphabetical order in Section 1.1 on page 6 of the Credit Agreement:

                "Loan Usage" means, as of the close of business on any Business Day, the ratio of: (a) (1) the aggregate amount of all Advances outstanding hereunder, including any Advances made on that Business Day, plus (2) the face amounts if all Letters of Credit outstanding hereunder, including any Letters of Credit issued on that Business Day, (b) the Commitment Amount (Oil and Gas) in effect at that time.

          (f) The definition of "Maturity Date" in section 1.1 on page 6 of the Credit Agreement shall be deleted and the following shall be substituted therefore:

               "Maturity Date" means April 30, 2004; provided that, upon the request of Borrowers, YSB may, in its sole discretion, extend such time period at any time and from time to time to a date not later than March 31, 2006 by giving written notice of such extension to Borrowers, but nothing contained in this Agreement, the Notes or any other Loan Document shall be deemed to commit or require USB to grant any such extension.

          (g) Section 2.4 (c) (1) on page 11 of the Credit Agreement shall be deleted and the following shall be substituted therefore:

               (C) (1) Except as otherwise provided in (3) below, interest on each LIBOR Tranche shall accrue at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Tranche plus the LIBOR Spread with respect to such LIBOR Tranche.

     2. Loan Documents. All references in any document to the Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment.

     3. Conditions Precedent. The obligations of the parties under the Amendment are subject, at the option of USB, to the prior satisfaction of the condition that Borrowers shall have delivered to USB the following (all documents to be satisfactory in form and substance to USB and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than USB):

         (a)  This Amendment.

         (b) Any and all other loan documents required by USB, including without limitation such amendments and supplements to the Security Documents as may be required by USB and any and all resolutions, certifications and other evidence of authority as may be required by USB.

         (c)  An extension fee in the amount of $5,500.

     4. Certification by Borrowers. Borrowers hereby certify to USB that as of the date of this Amendment: (a) all of Borrowers' representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, (b) Borrowers have performed and complied with all agreements and conditions required to be performed or complied with by Borrowers under the Credit Agreement and/or any Loan Document on or prior to this date, and (c) no Default or Event of Default has occurred under the Credit Agreement.

     5. Condition of the Credit Agreement. Except as specified in this Amendment, the provisions of the Credit Agreement shall remain in full force and effect, and if there is a conflict between terms of this Amendment and those of the Credit Agreement, the terms of this Amendment shall control.

     6. Expenses. Borrowers shall pay all reasonable expenses incurred in connection with the transactions contemplated by this Amendment, including without limitations all reasonable fees and expenses of USB's attorney and all costs incurred in filing and recording any applicable Security Documents.

     7. Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     EXECUTED as of the date first above written.

                                    SANTA BARBARA PARTNERS
                                    By: Hallador Petroleum Company,
                                        General Partner


                                    By: /S/VICTOR P. STABIO
                                        Victor P. Stabio,
                                        President

                                    HALLADOR PETROLEUM, LLP
                                    By: Hallador Petroleum Company,
                                        General Partner


                                    By: /S/ VICTOR P STABIO
                                        Victor P. Stabio,
                                        President

                                    U.S.BANK NATIONAL ASSOCIATION


                                    By: /S/MONTE E DECKERD
                                        Monte E. Deckerd,
                                        Vice President

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